Exhibit 99.3

CONSULTING AGREEMENT

CONSULTING AGREEMENT, dated January 17, 2006 (this “Agreement”), between NOVASTAR RESOURCES, LTD., a Nevada corporation (the “Company”) and ALAN GELBAND, an individual (the “Consultant”). For the purposes of this Agreement, either of the above shall be referred to as a "Party" and collectively as the "Parties".

BACKGROUND

The Company desires to retain the Consultant to provide the consulting services described herein for the compensation specified herein and the Consultant desires to provide such services in consideration for such compensation.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Appointment of Consultant. Company hereby appoints Consultant and Consultant hereby agrees to render services to Company to assist Company with its business strategy, management and corporate expansion goals.

2. Services. During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with Company concerning the contemplated business combination with Thorium Power, Inc. Specifically, the Consultant shall provide financial advice regarding the business combination with Thorium Power and assist in the management and coordination of the share exchange between Thorium Power and the Company and work with the Company and the Company’s service providers to facilitate the transaction. Specifically excluded from any services to be rendered is any activity relating to capital raising activities. Any such activities related to capital raising shall be the subject of a separate agreement if and when the need arises.

3. Compensation. For the services rendered and performed by Consultant during the term of this Agreement, Company shall, upon acceptance of this Agreement: Pay to Consultant a total of Two Million, Three Hundred Sixty Three Thousand (2,363,000) free-trading shares under the Company’s 2005 Augmented Compensation Plan for Outside Consultants. The shares being issued to the Consultant have been registered under a registration statement on Form S-8 filed by the Company on August 19, 2005.

4. Term. The term ("Term") of this Consulting Agreement shall be for a period of six (6) months commencing on the date hereof.

5. Confidentiality. Consultant will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the Term of this Consulting Agreement, any trade secrets or other information designated as confidential by Company which is acquired by Consultant in the course of performing services hereunder. Any financial advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of Company.

6. Independent Contractor. Consultant and Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of Company. All taxes and other expenses are also responsibility of Consultant.

7. Miscellaneous. This Consulting Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the Parties. This Consulting Agreement is non-exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all Parties. This Consulting Agreement shall be governed by the laws of the State of New York without reference to the conflict of law principles thereof. In the event of any dispute as to the Terms of this Consulting Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney's fees.

8. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other Parties thereunto entitled at the addresses specified on the signature page hereto, or at such other addresses as a Party may designate by ten days advance written notice to each of the other Parties at the addresses above and to the attention of the persons that have signed below.

Please confirm that the foregoing sets forth our understanding by signing the enclosed copy of this Consulting Agreement where provided and returning it to me at your earliest convenience.

All Parties signing below do so with full authority:

COMPANY:

NOVASTAR RESOURCES, LTD.

By: /s/ Charles Merchant
Charles Merchant, Chief Operating Officer

CONSULTANT:

/s/ Alan Gelband
Alan Gelband